As filed with the Securities and Exchange Commission on June 20, 2019
Registration No. 333- _______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEAM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1765729 (I.R.S. Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas (Address of Principal Executive Offices)	77478 (Zip Code)

Team, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

André C. Bouchard
Executive Vice President, Chief Legal Officer & Secretary
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Name and address of agent for service)
(281) 331-6154
(Telephone number, including area code, of agent for service)

With Copy to:
Locke Lord LLP
600 Congress Avenue, Suite 2200
Austin, Texas 78701
(512) 305-4700
Attention: Michelle Earley

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)(2)	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.30 par value	750,000 shares(1)	$14.78	$11,085,000.00	$1,343.50

(1)
This registration statement registers 750,000 additional shares of common stock, par value $0.30 per share, of Team, Inc. (“Common Stock”) under the Team, Inc. 2018 Equity Incentive Plan (the “Plan”). We have previously registered 450,000 shares issuable under the Plan (Registration Statement No. 333-225727). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of any stock splits, stock dividends or other similar transactions.

(2)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the average of the high and low sales price of a share of Common Stock as reported by the New York Stock Exchange on June 14, 2019.

EXPLANATORY NOTE
Registration of Additional Securities
This Registration Statement relates to the registration of an additional 750,000 shares of Team, Inc. (the “Company”) common stock, par value $0.30 per share (the “Common Stock”), available for future issuance pursuant to awards under the Team, Inc. 2018 Equity Incentive Plan (the “Plan”). Such additional shares being registered are of the same class as other securities of the Company for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. In accordance with General Instruction E to Form S-8, the contents of the Company’s previous Registration Statement on Form S-8 related to the Plan (Commission File No. 333-225727, filed on June 19, 2018 with the U.S. Securities and Exchange Commission (the “Commission”)) is incorporated herein by reference and made part of this Registration Statement, except as amended or otherwise modified or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) are incorporated herein by reference into this Registration Statement:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 19, 2019;

2. The Company’s Proxy Statement for its 2019 annual meeting of stockholders filed with the SEC on April 11, 2019;

3. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 9, 2019;

4. The Company’s Current Report on Form 8-K dated May 20, 2019; and

5. The description of the Company’s Common Stock contained in its registration statements filed pursuant to Section 12 of the Securities Exchange Act, of 1934, as amended (the “Exchange Act”) and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company or the Team, Inc. 2018 Equity Incentive Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on a Current Report on Form 8-K shall not be incorporated by reference into this Registration Statement. To the extent that any proxy statement is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the SEC’s rules, deemed to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Item 8. Exhibits

4.1
Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K filed with the SEC on December 2, 2011 and incorporated by reference herein).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, dated October 24, 2013 (filed as Exhibit 3.1 to Team Inc.’s Current Report on Form 8-K filed with the SEC on October 25, 2013 and incorporated by reference herein).

4.3
Amended and Restated Bylaws of Team, Inc. (filed as Exhibit 3.3 to Team, Inc.’s Annual Report on Form 10-K for year ended December 31, 2017 filed with the SEC on March 15, 2018 and incorporated by reference herein).

4.4	Team, Inc. 2018 Equity Incentive Plan (filed as Exhibit 4.5 to the Company’s Current Report on Form S-8, File No. 333-225727, filed with the SEC on June 19, 2018 and incorporated by reference herein).

4.5	Certificate representing shares of common stock of Team, Inc. (filed as Exhibit 4(1) to Team, Inc.’s Registration Statement on Form S-1 (File No. 2-68928) and incorporated by reference herein).

5.1*	Opinion of Locke Lord LLP.

23.1*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page hereto).
* Filed herewith

Note: Unless otherwise indicated, documents incorporated by reference are located under SEC file number 001-08604.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on June 20, 2019.

Team, Inc.

By:	/s/ Amerino Gatti
	Name:	Amerino Gatti
	Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Susan M. Ball and André C. Bouchard, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Amerino Gatti	Chief Executive Officer and Director	June 20, 2019
Amerino Gatti	(Principal Executive Officer)

/s/ Susan M. Ball	Executive Vice President, Chief Financial	June 20, 2019
Susan M. Ball	Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffery G. Davis	Director	June 20, 2019
Jeffery G. Davis

/s/ Brian K. Ferraioli	Director	June 20, 2019
Brian K. Ferraioli

/s/ Sylvia J. Kerrigan	Director	June 20, 2019
Sylvia J. Kerrigan

/s/ Emmett J. Lescroart	Director	June 20, 2019
Emmett J. Lescroart

/s/ Michael A. Lucas	Director	June 20, 2019
Michael A. Lucas

/s/ Craig L. Martin	Director	June 20, 2019
Craig L. Martin

/s/ Louis A. Waters	Chairman of the Board	June 20, 2019
Louis A. Waters

/s/ Gary G. Yesavage	Director	June 20, 2019
Gary G. Yesavage